UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 9, 2025 (May 28, 2025)

BK Technologies Corporation
(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

7100 Technology Drive, West Melbourne, FL	32904
(Address of principal executive offices)	(Zip Code)

(321) 984-1414
(Registrant’s telephone number including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Report”) supplements the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 3, 2025 (the “Original Form 8-K”) by BK Technologies Corporation (the “Company”) disclosing, among other things, that, on May 28, 2025, effective as of June 1, 2025, the Company dismissed Forvis Mazars, LLP as the Company’s independent registered public accounting firm, and appointed Cherry Bekaert LLP (“CB”) to serve as the independent registered public accounting firm of the Company for the year ending December 31, 2025, pending completion of CB’s customary client acceptance procedures.

This Report is being filed now that CB has completed its customary client acceptance procedures. This Report does not amend or change any of the information previously disclosed in the Original Form 8-K.

Item 4.01          Changes in Registrant's Certifying Accountant.

CB has completed its customary client acceptance procedures as referenced in the Original Form 8-K, and the Company and CB entered into an engagement letter on June 9, 2025. There have been no changes to the disclosures regarding consultations, reports, disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or reportable events (within the meaning of Item 304(a)(1)(v) of Regulation S-K) related to the Company and CB from those in the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: June 10, 2025	By:	/s/ Scott A. Malmanger
Scott A. Malmanger
Chief Financial Officer